Exhibit 99.1

                  RELEASE AND SEVERANCE COMPENSATION AGREEMENT

     THIS RELEASE AND SEVERANCE COMPENSATION AGREEMENT (the "Agreement") is between ProAssurance Corporation, a Delaware corporation ("ProAssurance"), and Edward L. Rand, Jr., an individual (the "Executive"). ProAssurance and its majority-owned subsidiaries are hereinafter collectively referred to as the "Companies."

                                    RECITALS:

     The Executive has agreed to become employed by one of the Companies in an at will employment relationship. ProAssurance has offered to grant protection to the Executive in the form of severance benefits payable on termination of employment under certain circumstances in consideration of Executive's agreement to commence and continue his employment under the terms of this Agreement. The Executive desires to commence and continue employment with the Companies under such terms and conditions, and with the protection afforded to the Executive by this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, These Premises Considered, and in consideration of the mutual covenants and promises in this Agreement, the sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Term of Agreement. This Agreement shall continue in effect for a period of two years from November 8, 2004 (the "Initial Term"). Thereafter, this Agreement shall automatically be extended for successive terms of one year (a "Renewal Term"), except this Agreement may be terminated after the Initial Term upon delivery of written notice of the termination of this Agreement by any of the Companies at least six months prior to the commencement of any Renewal Term. If the Executive's employment is terminated during the term of the Agreement, the date on which the Executive's employment terminates shall be referred to as the "Date of Termination."

     2. Severance Benefits. If during the term of this Agreement the Executive leaves the employment of the Companies for Good Reason, as explained in Section 4 of this Agreement, and the Executive signs the release (the "Release") that is attached to and incorporated in this Agreement, the Executive shall receive the following benefits (the "Severance Benefits"):

     (a)  An amount equal to either of whichever the following is applicable:
          (i) if the Date of Termination occurs during the Initial Term, two (2) times the Executive's annual base salary; or (ii) if the Date of Termination occurs during a renewal Term, one (1) times the Executive's annual base salary . The "annual base salary" of the Executive shall be defined as the Executive's base rate of compensation in effect as of the Date of Termination, but in no event less than the Executive's base rate of compensation in effect as of the end of the last calendar quarter preceding the Date of Termination;

     (b)  An amount equal to either of whichever the following is applicable:
          (i) if the Date of Termination occurs during the Initial Term, two (2) times the average annual incentive award(s) or bonus(es); or (ii) if the Date of Termination occurs during a Renewal Term, one (1) times average annual incentive award(s) or bonus(es). The "average annual incentive award(s) or bonus(es)" shall mean the amount equal to the average of the annual incentive award(s) or bonus(es) paid to Executive in each of the three complete calendar years prior to the Date of Termination or, if shorter, in each of the complete calendar years during the Executive's entire period of employment with the Companies. The "annual incentive award(s) or bonus(es)" shall mean the sum of (i) amount of cash awards or bonuses, plus (ii) the value of stock awards, in each case accrued by the Companies for the account of the Executive as performance based compensation (whether or not deferred) during the applicable year. The value of stock awarded to the Executive shall be calculated based on the value of the stock as of the date the stock was awarded to the Executive as annual incentive compensation. Notwithstanding the foregoing, the Executive's actual total annual incentive awards or bonuses shall be calculated excluding the value of options to purchase stock which may have been awarded to the Executive;

     (c) Payment of the Executive's monthly COBRA premiums for continued health and dental insurance coverage for as applicable: (i) Eighteen (18) months if the Date of Termination occurs in the Initial Term; (ii) Twelve (12) months after the Date of Termination if the Date of Termination occurs in a Renewal Term; (iii) until the Executive no longer has coverage under COBRA; or (iv) until the Executive becomes eligible for substantially similar coverage under a subsequent employer's group health plan; and

     (d)  Outplacement services that are customary to Executive's position.

Subject to the delivery of the executed Release by Executive, the severance benefits described in subparagraphs (a) and (b) above shall be paid in cash or good funds in equal monthly installments during the period that the covenants set forth in Section 7 shall be in effect commencing on the first day of the calendar month that occurs thirty (30) days after the Date of Termination; provided that the obligation of the Companies to pay such severance benefits to the Executive shall be subject to termination under the provisions of Section 7 hereof in the event the Executive should violate the covenants set forth therein; and provided further that the payment of such severance benefits shall be accelerated and payable in lump sum by the Companies upon a breach of this Agreement as a result of the failure of a successor (herein defined) to assume this Agreement as required in Section 9 of this Agreement. The Companies shall withhold from any amounts payable under this Agreement all federal, state, city or other income and employment taxes that shall be required.

     The Executive shall be entitled to the following in addition to and not in limitation of the Severance Benefits: (i) accrued and unpaid base salary as of the Date of Termination; (ii) accrued vacation and sick leave, if any, on Date of Termination in accordance with the then current policy of the Companies with respect to terminated employees generally; and (iii) vested benefits under the Companies' employee benefit plans in which the Executive was a participant on Date of Termination, which vested benefits shall be paid or provided for in accordance with the terms of said employee benefit plans.

     The Executive shall not be entitled to receive Severance Benefits if employment with the Companies is terminated by reason of death of Executive, retirement of Executive at the normal retirement age or date as permitted and defined under a retirement plan as then in effect for the Companies, the Executive having reached the age of mandatory retirement (if such requirement then exists for bona fide executives); or Disability of Executive (herein defined); or by reason of termination of employment by the Executive without Good Reason (herein defined); or by reason of termination of employment by the Companies with Cause (herein defined).

     The Executive shall be under no duty or obligation to seek or accept other employment and shall not be required to mitigate the amount of the Severance Benefits provided under the Agreement by seeking employment or otherwise; provided, however, that the Executive shall be required to notify the Companies if the Executive becomes covered by a health or dental care program providing substantially similar coverage, at which time health or dental care continuation coverage provided under this Agreement shall cease.

     3. Parachute Payments. Subject to Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), if the board of directors of ProAssurance determines that an excise tax under Section 4999 ("Excise Tax") would be due, the Executive's Severance Benefits under this Agreement shall be limited to the amount necessary to avoid the Excise Tax. For purposes of making such computation:

     (a) Any other payments or benefits received or to be received by the Executive in connection with the Change of Control or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Companies, or with any person whose actions result in the Change of Control) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless, in the opinion of tax counsel selected by ProAssurance's independent auditors, such other payments or benefits (in whole or in part) do not constitute parachute payments, or such other payments or benefits (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or such other payments or benefits (in whole or in part) are otherwise not subject to the Excise Tax. In the event an Excise Tax is due, because of payments made under this Agreement, the Executive shall be responsible for paying said Excise Tax.

     (b) The amount of the Severance Benefits that will be treated as subject to the Excise Tax shall be equal to the lesser of: (i) the total amount of the Severance Benefits; or (ii) the amount of excess parachute payments within the meaning of Section 280G(b)(1) (after applying subparagraph (a) above).

     (c) The value of any noncash benefits or any deferred payment or benefit shall be determined by ProAssurance's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

     (d) The Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in a calendar year in which the Severance Benefits are to be paid, and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination, net of the maximum reduction in federal income taxes that could be obtained from deduction of such state and local taxes.

     In the event the Internal Revenue Service adjusts the computation in subparagraphs (a) through (d) above, so that the Executive did not receive the greatest net benefit, the Companies shall reimburse the Executive for the amount necessary to maximize the payment of Severance Benefits to the Executive to the extent permitted hereunder, plus a market rate of interest as determined by the Board of Directors of ProAssurance.

     4. Good Reason for Termination. In the event that the Executive's employment relationship with the Companies is terminated for any of the reasons described in this Section 4, the Executive shall be entitled to Severance Benefits, subject to and described in Section 2 of this Agreement. "Good Reason" shall constitute any of the following circumstances if they occur without the Executive's express written consent during the term of this Agreement:

     (a) The Executive no longer holds an executive level position with executive level responsibilities with the Companies consistent with the Executive's training and experience;

     (b) The Companies require that the Executive's primary location of employment be more than 50 miles from the location of the Executive's primary location of employment on the date of this Agreement;

     (c) The failure of the Companies to provide the Executive, at a level commensurate with the Executive's position, the incentive compensation opportunities and employee benefits that are provided to other executives of comparable rank with the Companies;

     (d) A breach by the Companies of any provision of this Agreement. including without limitation, the failure of a successor to assume this Agreement as required in Section 9 hereof;

     (e) The termination of the Executive's employment by the Companies for a reason other than: (i) death; (ii) retirement pursuant to a retirement plan as then in effect for the Companies; (iii) Disability as explained in Section 5 of this Agreement; (iv) the Executive has reached the age of mandatory retirement (if such requirement then exists for bona fide executives); or (v) for Cause, as explained in
          Section 6 of this Agreement;

     (f) A reduction by the Companies in the Executive's base salary in effect as of the date of this Agreement; or

     (g)  The termination or non-renewal of this Agreement by the Companies.

     The Executive must provide the Companies with written notice no later than 45 calendar days after the Executive knows or should have known that Good Reason has occurred. Following the Executive's Notice, the Companies shall have 45 calendar days to rectify the circumstances causing the Good Reason. If the Companies fail to rectify the event(s) causing the Good Reason within the 45 day period after the Executive's Notice, or if any of the Companies delivers to the Executive written notice stating that the circumstances cannot or shall not be rectified, the Executive shall be entitled to assert Good Reason and terminate employment on or before 90 days after the delivery of the Executive's Notice. Should Executive fail to provide the required Notice in a timely manner, Good Reason shall not be deemed to have occurred as a result of that event. The Initial Term or a Renewal Term shall not be deemed to have expired during the Notice period, however, as long as the Executive has provided Notice within the Term.

     5. Disability. For purposes of this Agreement, Disability means a serious injury or illness that requires the Executive to be under the regular care of a licensed medical physician and renders the Executive incapable of performing the essential functions of the Executive's position for 12 months as determined by the Board of Directors of the Companies in good faith and upon receipt of and in reliance on competent medical advice from one or more individuals selected by the Board of Directors, who are qualified to give professional medical advice.

     6. Cause. If the Executive's employment relationship with the Companies is terminated by the Companies for Cause, as described below in this Section, the Executive shall not be eligible for Severance Benefits and all rights of the Executive and obligations of the Companies under this Agreement shall expire. Cause means:

     (a) The Executive has been convicted in a federal or state court of a crime classified as a felony;

     (b) Action or inaction by the Executive (i) that constitutes embezzlement, theft, misappropriation or conversion of assets of the Companies which alone or together with related actions or inactions involve assets of more than a de minimis amount, or that constitutes fraud, gross malfeasance of duty, or conduct grossly inappropriate to Executive's office; and (ii) such action or inaction has adversely affected or is likely to adversely affect the business of the Companies or has resulted or is intended to result in direct or indirect gain or personal enrichment of the Executive to the detriment of the Companies;

     (c) The Executive has been grossly inattentive to, or in a grossly negligent manner failed to competently perform, Executive's job duties and the failure was not cured within 45 days after written notice from the Companies.

     Any termination of the Executive's employment by the Companies for Cause shall be communicated by a notice of termination (the "Notice of Termination") to the Executive. The Notice of Termination shall be a written notice indicating the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under this provision.

     7. Non-Competition.

     (a)  The Executive will not during the Restricted Period (herein defined):

          (i) become employed by a competitor company at any location and directly solicit or sell medical professional liability insurance to any person or entity that was insured by any of the Companies within one year prior to the Date or Termination, or directly provide services related to medical professional liability insurance to any such person or entity; or

          (ii) receive or earn compensation of any type directly arising out of the purchase of medical professional liability insurance by any person or entity that was insured by the Companies at any time within one year prior to the Date of Termination; or

          (iii) solicit or induce any other employees of the Companies to leave such employment or accept employment with any other person or entity, or solicit or induce any insurance agent of the Companies to offer, sell or market medical professional liability insurance for a competitor company in the primary market of the Companies.

               "Competitor company" means an insurance company, insurance agency, business, for profit or not for profit organization (other than the Companies) that provides, or offers to provide medical professional liability insurance to health care providers.

             "Health care providers" means physicians, dentists, podiatrists, physician assistants, nurse practitioners, other individual health care providers, hospitals, and other institutional health care providers.

     "Medical professional liability insurance" means medical malpractice insurance and reinsurance, and equivalent self-insured services such as administration of self-insured trusts, claims management services and risk management services for health care providers. "Medical professional liability insurance" does not include services provided as an employee of a health care provider if such services are rendered solely for the purpose of servicing medical professional liability risk of the employer or that of its employees.

     "Primary market area" means any state in which the Companies derived more than $10 million in direct written premiums from the sale of medical professional liability insurance to health care providers in the most recent complete fiscal year prior to the Date of Termination.

     "Restricted Period" means whichever of the following is applicable: (i) if the Date of Termination occurs during the Initial Term, a period of 24 months from the Date of Termination: or (ii) if the Date of Termination occurs during a Renewal Term, a period of 12 months from the Date of Termination.

     "Employed" includes activities as an owner, proprietor, employee, agent, solicitor, partner, member, manager, principal, shareholder (owning more than 1% of the outstanding stock), consultant, officer, director or independent contractor.

     "Companies" means any company that is a subsidiary of ProAssurance, now or in the future, and any other company that has succeeded to the business of any of the Companies.

     (b) If the Executive is deemed to have materially breached the non-competition covenants set forth in Section 7 of this Agreement, the Companies may, in addition to seeking an injunction or any other remedy they may have, withhold or cancel any remaining payments or benefits due to the Executive pursuant to Section 2 of this Agreement. The Companies shall give prior or contemporaneous written notice of such withholding or cancellation of payments in accordance with
          Section 2 hereof. If the Executive violates any of these restrictions, the Companies shall be further entitled to an immediate preliminary and permanent injunctive relief, without bond, in addition to any other remedy which may be available to the Companies.

     (c) Both parties agree that the restrictions in this Agreement are fair and reasonable in all respects, including the geographic and temporal restrictions, and that the benefits described in this Agreement, to the extent any separate or special consideration is necessary, are fully sufficient consideration for the Executive's obligations under this Agreement.

     8. Confidentiality. Executive will remain obligated under any confidentiality or nondisclosure agreement with the Companies (or any of them) that is currently in effect or to which the Executive may in the future be bound. In the event that the Executive is at any time not the subject of a separate confidentiality or nondisclosure agreement with the Companies (or any of them), Executive expressly agrees that Executive shall not use for the Executive's personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company any confidential or competitive material or information of the Companies or their subsidiaries, including without limitation, any information regarding insureds or other customers, actual or prospective, and the contents of their files; marketing, underwriting or financial plans or analyses which is not a matter of public record; claims practices or analyses which are not matters of public record; pending or past litigation in which the Companies have been involved and which is not a matter of public record; and all other strategic plans, analyses of operations, computer programs, personnel information and other proprietary information with respect to the Companies which are not matters of public record. Executive shall return to the Companies promptly, and in no event later than the Date of Termination, all items, documents, lists and other materials belonging to the Companies or their subsidiaries, including but not limited to, credit, debit or service cards, all documents, computer tapes, or other business records or information, keys and all other items in the Executive's possession or control.

     9. Successors of ProAssurance. ProAssurance will require any successor (herein defined) to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Companies would be required to perform this Agreement if no such succession had taken place. Failure of ProAssurance to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to terminate employment for Good Reason and receive Severance Benefits as provided in Section 2 hereof. Reference to the Companies in this Agreement shall include any successor which assumes and agrees to perform this Agreement by operation of law or otherwise.

     The term "successor" means any Person, as defined by Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that either (i) becomes the Beneficial Owner, as defined by Rule 13d-3 of the General Rules and Regulations under the Exchange Act, directly or indirectly, of the securities of ProAssurance representing more than 50.1% of the combined voting power of the then outstanding securities of ProAssurance; (ii) purchases or otherwise acquires substantially all of the assets of the Companies such that the Companies cease to function on a going forward basis as an insurance holding company system that provides medical professional liability insurance; or (iii) survives a merger, consolidation or reorganization that results in less than 50.1% of the combined voting power of ProAssurance or such surviving entity being owned by stockholders of ProAssurance immediately preceding such merger, consolidation or reorganization.

     10. Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or commercial courier or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses as set forth below or to such other address as one party may have furnished to the other in writing in accordance herewith.

                  Notice to the Executive:
                  -----------------------

                      [Home address]
                      Birmingham, AL [Home Zip Code]

                  Notice to the Companies:
                  -----------------------

         ProAssurance Corporation, Attention: Chairman of the Board
         Mailing Address:                              Street Address:
         P. O. Box 590009                              100 Brookwood Place
         Birmingham, Alabama 35259-0009                Birmingham, Alabama 35209


     11. Claims Procedure.

     (a) The administrator for purposes of this Agreement shall be ProAssurance ("Administrator"), whose address is 100 Brookwood Place, Birmingham, Alabama 35209; Telephone: (205) 877-4400. The "Named Fiduciary" as defined in Section 402(a)(2) or ERISA, also shall be ProAssurance. ProAssurance shall have the right to designate one or more employees of the Companies as the Administrator and the Named Fiduciary at any time, and to change the address and telephone number of the same. ProAssurance shall give the Executive written notice of any change in the Administrator and Named Fiduciary, or in the address or telephone number of the same.

     (b) The Administrator shall make all determinations as to the right of any person to receive benefits under the Agreement. Any denial by the Administrator of a claim for benefits by the Executive ("the claimant") shall be stated in writing by the Administrator and delivered or mailed to the claimant within ten
(10) days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 10-day period. In no event shall such extension exceed a period of ten (10) days from the end of the initial period. Any notice of denial shall set forth the specific reasons for the denial, specific reference to pertinent provisions of this Agreement upon which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim, with an explanation of why such material or information is necessary, and any explanation of claim review procedures, written to the best of the Administrator's ability in a manner that may be understood without legal or actuarial counsel.

     (c) A claimant whose claim for benefits has been wholly or partially denied by the Administrator may request, within ten (10) days following the receipt of such denial, in a writing addressed to the Administrator, a review of such denial. The claimant shall be entitled to submit such issues or comments in writing or otherwise, as the claimant shall consider relevant to a determination of the claim, and the claimant may include a request for a hearing in person before the Administrator. Prior to submitting the request, the claimant shall be entitled to review such documents as the Administrator shall agree are pertinent to the claim. The claimant may, at all stages of review, be represented by counsel, legal or otherwise, of the claimant's choice. All requests for review shall be promptly resolved. The Administrator's decision with respect to any such review shall be set forth in writing and shall be mailed to the claimant not later than ten (10) days following receipt by the Administrator of the claimant's request unless special circumstances, such as the need to hold a hearing, require an extension of time for processing, in which case the Administrator's decision shall be so mailed not later than twenty (20) days after receipt of such request.

     12. Arbitration. The parties to this Agreement agree that final and binding arbitration shall be the sole recourse to settle any claim or controversy arising out of or relating to a breach or the interpretation of this Agreement, except in a situation where either party may be seeking injunctive relief. Either party may file for arbitration. A claimant seeking relief on a claim for benefits, however, must first follow the procedure in Section 11 hereof and may file for arbitration within sixty (60) days following claimant's receipt of the Administrator's written decision on review under Section 11(c) hereof, or if the Administrator fails to provide any written decision under Section 11 hereof, within 60 days of the date on which such written decision was required to be delivered to the claimant as therein provided. The arbitration shall be held in Birmingham, Alabama, and shall be subject to and in accordance with the arbitration rules then in effect of the American Arbitration Association. The arbitrator may award any and all remedies allowable by the cause of action subject to the arbitration, but the arbitrator's sole authority shall be to interpret and apply the provisions of this Agreement. In reaching its decision the arbitrator shall have no authority to change or modify any provision of this Agreement or other written agreement between the parties. The arbitrator shall have the power to compel the attendance of witnesses at the hearing. Any court having jurisdiction may enter a judgment based upon such arbitration. All decisions of the arbitrator shall be final and binding on the parties without appeal to any court. Upon execution of this Agreement, the Executive shall be deemed to have waived any right to commence litigation proceedings regarding this Agreement outside of arbitration or injunctive relief without the express consent of ProAssurance. The Companies shall pay all arbitration fees and the arbitrator's compensation. If the Executive prevails in the arbitration proceeding, the Companies shall reimburse to the Executive the reasonable fees and expenses of Executive's personal counsel for his or her professional services rendered to the Executive in connection with the enforcement of this Agreement.

     13. Miscellaneous.

     (a) The Executive's rights to benefits under this Agreement are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Executive or the Executive's beneficiary. No sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Agreement shall be valid or recognized by the Companies. This Agreement constitutes a mere promise by ProAssurance to make benefit payments in the future.

     (b) This Agreement is an unfunded deferred compensation arrangement for a member of a select group of the Companies' management and any exemptions under ERISA, as applicable to such arrangement, shall be applicable to this Agreement. Nothing in this Agreement shall require or be deemed to require the Companies or any of them to segregate, earmark or otherwise set aside any funds or other assets to provide for any payments made or required to be made hereunder.

     (c) Nothing in this Agreement shall be deemed to create an employment agreement between the Executive and the Companies or any of them providing for Executive's employment for any fixed duration, nor shall it be deemed to modify or undercut the Executive's at will employment status with the Companies.

     (d) Neither the provisions of this Agreement nor the severance benefits provided hereunder shall reduce any amounts otherwise payable, or in any way diminish the Executive's rights as an employee of the Companies, whether existing now or hereafter, under any benefit, incentive, retirement, stock option, stock bonus or stock purchase plan, or any employment agreement or other plan or arrangement; provided that the limit on severance benefits under Section 3 hereof as a result of benefits payable on a change of control under the Companies' other employee benefit plans or under other employment arrangements with the Companies shall not be deemed to be a violation of this provision.

     (e) This Agreement sets forth the entire agreement between the parties with respect to the matters set forth herein. This Agreement may not be modified or amended except by written agreement intended as such and signed by all parties.

     (f) This Agreement shall benefit and be binding upon the parties and their respective directors, officers, employees, representatives, agents, heirs, successors, assigns, devisees, and legal or personal representatives.

     (g) The Companies, from time to time, shall provide government agencies with such reports concerning this Agreement as may be required by law, and shall provide Executive with such disclosure concerning this Agreement as may be required by law or as the Companies may deem appropriate.

     (h) Executive and the Companies respectively acknowledge that each of them has read and understand this Agreement, that they have each had adequate time to consider this Agreement and discuss it with each of their attorneys and advisors, that each of them understands the consequences of entering into this Agreement, that each of them is knowingly and voluntarily entering into this Agreement, and that they are each competent to enter into this Agreement.

     (i) If any provision of this Agreement is determined to be unenforceable, at the discretion of ProAssurance the remainder of this Agreement shall not be affected but each remaining provision shall continue to be valid and effective and shall be modified so that it is enforceable to the fullest extent permitted by law. Moreover, in the event this Agreement is determined to be unenforceable against any of the Companies, it shall continue to be valid and enforceable against the other Companies.

     (j) This Agreement will be interpreted as a whole according to its fair terms. It will not be construed strictly for or against either party.

     (k) Except to the extent that federal law controls, this Agreement is to be construed according to Alabama law.


     IN WITNESS WHEREOF, the parties have duly executed this Agreement on March 31, 2005.

                                              EXECUTIVE:

                                              By: /s/ Edward L. Rand, Jr.
                                                  -----------------------
                                                      Edward L. Rand, Jr.


                                              PROASSURANCE CORPORATION

                                              By: /s/ Victor T. Adamo
                                                  -------------------
                                                      Victor T. Adamo, President